POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, constitutes and appoints Arthur S. Gabinet, Kathleen T. Ives and Mitchell J. Lindauer each as my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my capacity as a Director and/or Officer of Oppenheimer Equity Income Fund, Inc. (the “Fund”), to sign on my behalf the Fund’s registration statement on Form N-14 (including any pre or post-effective amendments to such registration statements on Form N-14) under the Securities Act of 1933 and the Investment Company Act of 1940, as applicable, and proxy statements or other documents in connection thereunder, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Except as otherwise specifically provided herein, the power of attorney granted herein shall not in any manner revoke in whole or in part any power of attorney that I previously have executed. This power of attorney shall not be revoked by any subsequent power of attorney I may execute, unless such subsequent power specifically refers to this power of attorney or specifically states that the instrument is intended to revoke all prior general powers of attorney or all prior powers of attorney.

Dated this 13th day of May, 2011.

/s/David K. Downes                                       /s/Joel W. Motley

David K. Downes                                             Joel W. Motley

     ______________                                     /s/Mary Ann Tynan

Matthew P. Fink                                                Mary Ann Tynan

/s/William F. Glavin, Jr.                                    /s/Joseph M. Wikler

William F. Glavin, Jr.                                         Joseph M. Wikler

/s/Phillip A. Griffiths                                       ______________________

Phillip A. Griffiths                                               Peter I. Wold

/s/Mary F. Miller                                           /s/Brian F. Wruble

Mary F. Miller                                                 Brian F. Wruble

/s/Arthur S. Gabinet                                        /s/Brian Wixted

Arthur S. Gabinet                                              Brian Wixted

/s/Kathleen T. Ives                                         /s/Mitchell J. Lindauer

Kathleen T. Ives                                               Mitchell J. Lindauer

Witness: /s/Taylor V. Edwards

              Taylor V. Edwards
             Assistant Secretary